UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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ESCHELON TELECOM, INC.
(Name of Registrant as Specified In Its Charter)

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730 Second Avenue South, Suite 900
Minneapolis, Minnesota 55402
(612) 376-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

The Annual Meeting of Stockholders of Eschelon Telecom, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 18, 2006, at 3:00 p.m., local time, at the Minneapolis Club, 729 2nd Avenue South, Minneapolis, MN 55402, for the following purposes:

1.                To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or appointed.

2.                To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

3.                To approve the amendment to the Company’s 2002 Stock Incentive Plan.

4.                To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

The Board of Directors has fixed March 21, 2006, as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.

The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the enclosed 2005 Annual Report to Stockholders for the fiscal year ended December 31, 2005.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors,

J. Jeffery Oxley, Executive Vice President, Law & Policy,
General Counsel and Secretary

March 31, 2006
Minneapolis, MN

730 Second Avenue South, Suite 900
Minneapolis, Minnesota 55402
(612) 376-4400

PROXY STATEMENT

The Board of Directors of Eschelon Telecom, Inc. (the “Company”), a Delaware corporation, is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 18, 2006, at 3:00 p.m., local time, at the Minneapolis Club, 729 2nd Avenue South, Minneapolis, MN 55402, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders are first being mailed to stockholders on or about March 31, 2006.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company as of 5:00 p.m., March 21, 2006 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting securities of the Company consisted of 14,835,839 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. The election of directors shall be determined by a plurality of votes cast by the stockholder entitled to vote in such election. Except in very limited circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Company’s Bylaws for approval of proposals presented to stockholders. In general, our Bylaws also provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote, other than the election of directors.

Proxies

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•       delivering written notice of revocation to the Company, Attention:  J. Jeffery Oxley;

•       delivering a duly executed proxy bearing a later date to the Company; or

•       attending the Annual Meeting and voting in person.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted “FOR” the election of directors, the ratification of the selection of the Company’s independent registered public accounting firm, the amendment of the 2002 Stock Incentive Plan and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

The cost of soliciting proxies will be borne by us. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to serve until their respective successors are elected and qualified. Nominees for election to the Board shall be approved by a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Set forth below is certain information concerning the seven directors of the Company nominated to be elected at the Annual Meeting:

Richard A. Smith, age 55, has served as our Chief Executive Officer since August 2003, as President since April 2000 and as a member of the Board since July 2000. He also served as our Chief Financial Officer from October 1998 to March 2000 and as Chief Operating Officer from March 1999 to July 2003. From 1972 to 1998, Mr. Smith held various positions at Frontier Corporation, including controller, chief information officer, president of Frontier Information Technologies, vice president of Midwest Telephone Operations, network plant operations director, director of business development and vice president of financial management. Mr. Smith holds degrees in Electrical Technology from the Rochester Institute of Technology, Electrical Engineering from the State University of New York at Brockport, and Business from the University of Rochester’s Simon School.

Clifford D. Williams, age 58, is our founder, and has served as Chairman of the Board since July 1996. He also served as our Chief Executive Officer from July 1996 to August 2003 and as our President from July 1996 to April 2000. From September 1995 to July 1996, Mr. Williams raised capital for our formation.

From March 1992 to September 1995, Mr. Williams was president and chief executive officer of ETI. From 1971 to 1991, Mr. Williams held a variety of senior management positions in the cable television industry, leading to vice president and general manager for Rogers Communications Inc. in Minneapolis.

Louis L. Massaro, age 59, has served as a member of our Board since July 2005. Since 1998, he has counseled various start-up entities and evaluated various telecommunications industry opportunities. Mr. Massaro retired from Frontier Corporation in 1998, where he was employed since 1969. His most recent position at Frontier Corporation was executive vice president, chief financial officer and chief administrative officer. Mr. Massaro serves on the board of Epok, Inc., a privately held company.

Marvin C. Moses, age 61, has served as a member of our Board since January 1999. He is presently on the advisory board of the University of Illinois, Center for Entrepreneurial Development, which he joined in 2003. Mr. Moses is a private investor and has acted as a communications consultant from 1996 to the present. From 1988 to 1996, Mr. Moses served as executive vice president and chief financial officer of ALC Communications/Frontier. Mr. Moses was the senior vice president and chief financial officer at Cable & Wireless Communications’ US operations from 1982 to 1988.

Mark E. Nunnelly, age 47, has served as a member of our Board since September 1999. Mr. Nunnelly is a managing director at Bain Capital, a leading global private investment firm based in Boston. Prior to joining Bain Capital in 1990, Mr. Nunnelly was a partner of Bain & Company. Mr. Nunnelly serves on the board of directors of a number of companies and non-profit organizations, including Houghton-Mifflin Company, Domino’s Pizza LLC, Warner Music Group and DoubleClick Inc.

Ian K. Loring, age 39, has served as a member of our Board since August 2001. Mr. Loring is a managing director at Bain Capital, a global investment company. Prior to joining Bain Capital in 1996, Mr. Loring  was a vice president of Berkshire Partners, with experience in its specialty manufacturing, technology and retail industries. Mr. Loring serves on the boards of directors of Warner Music Group, Cumulus Media Partners and other private companies.

James P. TenBroek, age 45, has served as a member of our Board since November 2000. Mr. TenBroek is a managing director at Wind Point Partners. Prior to joining Wind Point Partners in 1997, Mr. TenBroek was an investment professional at GTCR, Inc. and previously had been an engineering manager at Hewlett-Packard Company. Mr. TenBroek represents Wind Point Partners on the boards of directors of U.S. Security Associates, Inc. and Active Interest Media, Inc.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.

Recommendation of the Board of Directors:

The Board recommends a vote “FOR” the election of all nominees named above.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors met 16 times during 2005. Each director, during his term as director, attended at least 75% of the aggregate number of meetings of the Board during 2005. Each director, during his term as director, attended at least 75% of the aggregate number of meetings of the committees of the Board of which he was a member.   During 2005, the Board had a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Nominating and Corporate Governance Committee

We established our Nominating and Corporate Governance Committee in July 2005. The members of this committee are Messrs. Loring, Moses and TenBroek, all of whom are independent members of our

Board. Mr. TenBroek serves as the chairman of this committee. Our Board has adopted a charter governing the activities of the Nominating and Corporate Governance Committee. The charter of the Nominating and Corporate Governance Committee may be located on the Company’s website at www.eschelon.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include developing criteria for selecting new directors, identifying and recommending individuals qualified to become Board members and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the size and composition of the Board and monitoring the effectiveness of the Board in the corporate governance process. The committee also develops and recommends to the Board corporate governance principles applicable to the Company. Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the committee’s understood needs of the Board at that time. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Nominating and Corporate Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. The Company retained the firm of SpencerStuart to assist in developing a list of potential candidates for directorships from April through August 2005. Currently, the Company has no search firm under retainer.

The Nominating and Corporate Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not to date adopted a formal process because it believes that the informal consideration process has been adequate to date. The committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for committee consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of Mr. J. Jeffery Oxley, not later than 120 calendar days in advance of the first anniversary of the date that the previous year’s proxy statement was mailed out to stockholders, in order to assure time for meaningful consideration by the committee. See also “Notice of Stockholder Business” for Bylaw requirements for proposals.

The Nominating and Corporate Governance Committee met two times in 2005 and did not act by unanimous written consent.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election.

Stockholder Communication with Board Members

Any shareholder wishing to contact the Board of Directors or any committee shall follow the proper Company procedures by addressing a written communication to The Board of Directors, Eschelon Telecom, Inc., c/o General Counsel and Corporate Secretary, 730 Second Ave. South, Suite 900, Minneapolis, MN 55402.

Board Member Attendance at Annual Meetings

The Company encourages all of its directors to attend the Annual Meeting of Stockholders. The Company plans to hold board meetings coincident with the Annual Meeting to minimize director travel obligations and facilitate their attendance at the stockholders’ meeting.

Director Independence

The listing standards of the Nasdaq Stock Market (“Nasdaq”) require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Nasdaq listing standards, the Board has determined that all of the directors are independent, other than Messrs. Williams and Smith.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Messrs. Moses, Massaro and Loring, each of whom is independent as the term “independence” is defined in the applicable listing standards of the Nasdaq National Market and Rule 10A-3 under the Exchange Act. The Board has determined that each of Messrs. Moses and Massaro qualifies as an audit committee financial expert, as that term is defined in the Exchange Act. The responsibilities of this committee include:

•       the appointment, compensation, retention and oversight of our independent public accountants;

•       reviewing with the independent public accountants the plans and results of the audit engagement;

•       approving professional services provided by the independent public accountants;

•       reviewing our critical accounting policies and discussing with management and our independent public accounts our Annual and Quarterly reports on Forms 10-K and 10-Q, and our earnings releases;

•       reviewing the independence of the independent public accountants;

•       annually reviewing the Audit Committee charter and the committee’s performance;

•       reviewing and approving all related-party transactions; and

•       reviewing the adequacy of our internal accounting and financial controls.

The Audit Committee met eight times during 2005 and did not act by unanimous written consent. The charter of the Audit Committee is attached hereto as Appendix A.

Audit Committee Report

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2005.

We have discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed with us by the American Institute of Certified Public Accountants, the Securities and Exchange Commission and the Public Company Accounting Oversight Board, including those required by the Statement on Auditing Standards No. 61.

We have received and reviewed the letter from Ernst & Young LLP required by the Independence Standards Board, and have discussed with Ernst & Young their independence, including the written disclosures and letter required by Independence Standard No. 1 of the Independence Standards Board.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

Marvin C. Moses
Louis L. Massaro
Ian K. Loring

Compensation Committee

The Compensation Committee consists of Messrs. Nunnelly and TenBroek, each of whom is independent in accordance with the applicable rules and regulations of the SEC and Nasdaq. This Committee is responsible for determining compensation for our executive officers and other employees, and administering the compensation programs. The Compensation Committee met four times during 2005 and did not act by unanimous written consent in lieu of a meeting on any occasion.

Director Compensation

In 2005, we compensated Mr. Moses in the amount of 8,856 shares of our restricted Common Stock, valued at $2.71 per share, for his participation on our Board of Directors; Mr. Massaro received $39,500 in cash and 15,000 options with an exercise price of $12.30 per share, of which 5,000 vested upon the grant date in August 2005, 5,000 will vest in August 2006 and the remaining 5,000 will vest in August 2007; Bain Capital Partners VI, L.P. received $39,500 and $37,000 on behalf of Messrs. Loring and Nunnelly, respectively, and Wind Point Investors IV, LP received $37,000 on behalf of Mr. TenBroek. Messrs. Smith and Williams receive compensation from the Company in the amounts set forth in “Proposal No. 1—Executive Compensation.”  In addition, the Compensation Committee has set forth the following guidelines with respect to compensation for directors’ service on the Board, which may be revisited from time to time in the future:

Annual retainer	$55,000
Meeting attendance fee in person (Board or committee)	$2,250
Audit Committee members fee (excluding chairman)	$15,000
Audit Committee chairman fee	$25,000
Other committee members fee	$10,000

EXECUTIVE OFFICERS

Set forth below is certain information concerning the executive officers of the Company. Biographical information on Mr. Smith is included under “Proposal No. 1—Election of Directors.”  All executive officers hold office until a successor is chosen and qualified.

Geoffrey M. Boyd, age 38, has served as our Chief Financial Officer since March 2000. From November 1998 to March 2000, Mr. Boyd was chief financial officer of Logix Communications Enterprises, Inc. From September 1997 to November 1998, Mr. Boyd was director of mergers and acquisitions and strategic planning for Dobson Communications Corporation, the parent company of Logix. From August 1996 to September 1997 he was a vice president at MLC Industries, Inc., a company that has managed several cellular and paging companies. From January 1996 to September 1996, Mr. Boyd worked at a start-up cellular acquisition company, Keystone Cellular, L.L.C.. From November 1994 to December 1995, he served as a vice president at Shawmut Bank. Mr. Boyd received a B.A. degree from Dartmouth College.

Robert E. Pickens, age 45, has served as our Executive Vice President of Marketing since April 1996. Prior to that, from July 1995 to March 1996, Mr. Pickens served as general manager of local services and operations for Frontier. From June 1990 to June 1995, Mr. Pickens served as marketing manager and marketing director for Enhanced Telemanagement Incorporated, or ETI, a competitive communications services provider that offered a full line of communications services and systems to small businesses in Minnesota, Washington, Oregon, Illinois and Ohio. Mr. Pickens received a B.S.B. degree in marketing with distinction from the University of Minnesota Carlson School of Management.

David A. Kunde, age 46, has served as our Executive Vice President of Engineering and Network Operations since July 2001. Prior to that, from May 1999, he was our Vice President of Operations and Technology Planning. From 1994 until May 1999, Mr. Kunde held the positions of vice president of network engineering and director of network engineering and operations at Citizens Communications. From 1986 to 1994, Mr. Kunde held a variety of positions with Frontier. Mr. Kunde received a B.A. in physics from Wittenberg University and a M.B.A. from the University of Rochester’s William E. Simon graduate school.

Arlin B. Goldberg, age 50, has served as our Executive Vice President of Information Technology since October 1996. Previously, from July 1995 to October 1996, Mr. Goldberg was the director of information services at Frontier, and from February 1993 to July 1995 Mr. Goldberg was the director of information services at ETI. Mr. Goldberg received his B.S.B. in accounting from the University of Minnesota.

Steven K. Wachter, age 44, has served as our Executive Vice President of Sales since August 1999. Prior to joining us, Mr. Wachter served in a variety of capacities at Ameritech Corporation since October 1994, including director of business sales for Wisconsin, east region general manager/director of small business marketplace, general manager/director of premises sales, and director of sales programming. Mr. Wachter received a B.S. degree from the State University of New York at Geneseo.

J. Jeffery Oxley, age 51, has served as our Executive Vice President of Law and Policy since May 2003. Since joining us in September 1999, he has also served as our Vice President, General Counsel and Director of Regulatory Affairs. Prior to joining us, from September 1995 to September 1999, Mr. Oxley served as Assistant Attorney General for the State of Minnesota. Mr. Oxley received a B.A. degree in economics from Stanford University, a M.A. degree in economics from Yale University and a J.D. degree from the University of Minnesota Law School, where he served as editor-in-chief of the Minnesota Law Review.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid or incurred on our behalf to our Chief  Executive Officer and each of the four other most highly compensated executive officers, or the named executive officers, whose annual compensation equaled or exceeded $100,000 as of December 31, 2005.

Summary Compensation Table

				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Restricted Stock Awards($)	Securities Underlying Options (#)
Clifford D. Williams(1)	2005	346,048	84,717	—	78,667
Chairman of the Board of Directors	2004	330,335	243,071	—	3,691
	2003	285,441	30,873	—	203,397
Richard A. Smith(2)	2005	350,230	84,987	—	95,950
President and Chief Executive Officer	2004	311,697	261,863	—	11,071
	2003	239,993	75,544	—	183,292
Geoffrey M. Boyd	2005	200,031	34,083	—	28,833
Chief Financial Officer	2004	197,886	94,812	—	1,846
	2003	181,502	13,401	13,500	25,300
David A. Kunde	2005	184,107	31,077	—	13,226
Executive Vice President, Engineering and	2004	186,787	70,560	—	—
Network Operations	2003	183,451	9,837	13,167	14,929
Steven K. Wachter	2005	188,398	31,597	—	15,151
Executive Vice President, Sales	2004	187,952	70,284	—	1,108
	2003	166,350	9,168	8,093	10,417

(1)          Prior to August 14, 2003, Mr. Williams served as our Chief Executive Officer.

(2)          Mr. Smith became our Chief Executive Officer on August 14, 2003.

Option Grants in Fiscal 2005

The following table shows information regarding individual option grants to our named executive officers during the fiscal year ended December 31, 2005. The term of each option granted is generally ten years from the date of grant. Options may terminate before expiration dates if the option holder’s employment is terminated prior to the option vesting:

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees	or Base	Expiration	Option Term (2)
Name	Granted	in 2005(1)	Price ($/Sh)	Date	5% ($)	10% ($)
Clifford D. Williams	3,691	0.7	2.71	4/01/2015	62,265	105,071
	68,976	12.9	6.77	4/29/2015	883,535	1,683,482
	6,000	1.1	12.19	8/18/2015	45,997	116,566
Richard A. Smith	5,536	1.0	2.71	4/01/2015	93,389	157,592
	65,414	12.3	6.77	4/29/2015	837,908	1,596,545
	25,000	4.7	12.19	8/18/2015	191,656	485,693
Geoffrey M. Boyd	2,584	0.5	2.71	4/01/2015	43,590	73,558
	16,249	3.0	6.77	4/29/2015	208,139	396,586
	10,000	1.9	12.19	8/18/2015	76,662	194,277
David A. Kunde	739	0.1	2.71	4/01/2015	12,466	21,037
	11,487	2.2	6.77	4/29/2015	147,141	280,361
	1,000	0.2	12.19	8/18/2015	7,666	19,428
Steven K. Wachter	1,108	0.2	2.71	4/01/2015	18,691	31,541
	8,043	1.5	6.77	4/29/2015	103,025	196,304
	6,000	1.1	12.19	8/18/2015	45,997	116,566

(1)          The percentage of total options granted to employees is based on an aggregate of 533,536 shares subject to options granted to our employees in 2005.

(2)          The options have ten-year terms, subject to earlier termination upon death, disability or termination of employment. The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated using the fair value of a share of Common Stock on the date of grant and assumes that the value appreciates annually at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table shows information regarding option exercises by our named executive officers during the fiscal year ended December 31, 2005, and the value and number of options to purchase our Common Stock unexercised and outstanding as of December 31, 2005. Also included is the value and number of exercisable and unexercisable options held as of December 31, 2005 by such named executive officers:

•       “Exercise” means an employee’s acquisition of shares of Common Stock, “exercisable” means options to purchase shares of Common Stock which have already vested and which are subject to exercise, and “unexercisable” means all other options to purchase shares of Common Stock which have not vested.

•       The value realized on the shares acquired on exercise and the value of the unexercised options is based on the difference between the exercise price of such options and the market price of the Common Stock on December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clifford D. Williams	—	$—	169,901	115,854	$2,115,005	$1,205,723
Richard A. Smith	—	—	170,862	119,451	2,088,600	1,087,343
Geoffrey M. Boyd	15,547	207,863	8,302	32,130	54,683	266,471
David A. Kunde	3,690	49,335	9,443	15,022	100,296	143,721
Steven K. Wachter	5,879	78,602	4,915	15,882	34,798	101,009

Equity Plan Information

2002 Stock Incentive Plan

As of December 31, 2005, we were authorized to grant awards under our 2002 Stock Incentive Plan (the “2002 Plan”) with respect to 1,632,414 shares of our Common Stock. The 2002 Plan provides for grants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards and other stock-based awards to our employees, former employees, officers, directors, and consultants. The 2002 Plan is administered by the Compensation Committee, which has sole discretion and authority, consistent with the provisions of the 2002 Plan, to determine which eligible participants will receive awards, when awards will be granted, the terms of awards, and the number of shares that will be subject to awards. The purpose of the 2002 Plan is to enable the Company to attract, retain and reward the best-available persons, to provide participants with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services of the Company.

The exercise price of incentive stock options may not be less than the fair market value of the stock on the date of grant and the options are exercisable for a period not to exceed ten years from date of grant. Stock appreciation rights entitle the recipient to receive the excess of the fair market value of our Common Stock on the exercise date over the fair market value on the date of grant.

Restricted stock entitles recipients to our Common Stock, generally subject to a risk of forfeiture upon termination of employment. Unrestricted stock may be issued to participants in recognition of past services or in lieu of cash compensation. Phantom stock awards are contractual rights that are equivalent in value to, but not actual shares of, Common Stock and may be conditioned on the achievement of performance goals and/or continued employment. Performance awards entitle recipients to acquire our Common Stock upon the attainment of specific performance goals.

Options and restricted stock awards are typically subject to vesting over four years, with 20% of the award vested on the grant date, and 20% of the award vesting on each subsequent anniversary of the grant date. Unless terminated sooner by our board of directors, the 2002 Plan will terminate on the tenth anniversary of the date it was adopted by our board of directors. As of December 31, 2005, a total of approximately 995 of our employees, former employees, officers and directors held options to purchase 1,167,490 shares of our Common Stock and 154,079 shares of our Common Stock remain available for future issuance under the 2002 Plan. All of the Company’s approximately 1,100 employees, officers and directors are eligible to participate in the 2002 Plan, after they meet the three months of employment eligibility requirement.

401(k) Plan

In May 1998, we adopted a tax-qualified employee savings and retirement plan (the “401(k) Plan”), which generally covers our full-time employees located in the United States who have attained age 20 and completed three months of service. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, so that contributions, and income earned thereon, are not taxable to employees until withdrawn from the 401(k) Plan. Under the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of the reduction contributed to the 401(k) Plan. Currently, we contribute an amount equal to 45 cents for each dollar contributed by each employee up to a maximum of 6% of each employee’s compensation. We may also make other discretionary contributions to the 401(k) Plan on behalf of participants.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

We have executed employment agreements and/or change in control agreements with our named executive officers other than Mr. Williams:

Mr. Smith is party to a three-year employment agreement, dated May 23, 2005. His annual base salary is $400,000 and he is eligible to receive an annual performance-based cash bonus up to 120% of his base salary, determined at the discretion of the Board or the Compensation Committee. In addition, if Mr. Smith’s employment is terminated for reasons other than his willful misconduct or Mr. Smith voluntarily terminates his employment with good reason as described in his employment agreement within 24 months following a change of control of the Company, Mr. Smith is entitled to receive:

•       a lump sum cash payment equal to two times his average annual compensation;

•       continuation of coverage under our group medical, life and disability plans and any individual life insurance plans maintained by us until the earlier of 24 months from the date of termination or such time as Mr. Smith obtains comparable coverage; and

•       a lump sum cash payment equal to the sum of the amount by which the fair market value of any stock option that is forfeited or becomes unexercisable as a result of the termination exceeds the exercise price for such shares plus such additional amounts that would have been paid to Mr. Smith upon the exercise of such forfeited stock options had such options been exercisable and exercised on the date of termination.

The term “average annual compensation” means the higher of (i) the average annual salary payable to Mr. Smith for the calendar year in which the termination occurs and for the two immediately preceding years, plus the average annual bonus or incentive payments awarded to Mr. Smith over the same period or (ii) $200,000.

In addition, if a change of control occurs on or before November 22, 2008, Mr. Smith may require us to pay him up to $1,750,000 in exchange for his transfer to us of all of his outstanding stock options. The amount of such payment is based on the return of investment received by Bain Capital, Wind Point Partners and Stolberg Equity Partners in connection with the change of control transaction.

Mr. Boyd is party to a two-year employment agreement, dated March 7, 2000, as amended April 12, 2005 to extend the term of employment to April 30, 2007. He is entitled to receive a base salary of at least $265,600 per year and he is eligible to receive an annual performance-based bonus up to 75% of his annual base salary, determined at the discretion of the Board or the Compensation Committee. If we terminate Mr. Boyd without cause prior to April 30, 2007, Mr. Boyd is entitled to severance equal to his then current base salary and the continuation of medical benefits for one year. In addition, the vesting of any of Mr. Boyd’s outstanding stock options would be accelerated by one year. In the event of a change of control of the Company, all of Mr. Boyd’s stock options will immediately vest and become exercisable.

Mr. Kunde is party to a change in control and severance pay agreement, dated April 21, 1999. If Mr. Kunde’s employment is terminated for reasons other than his willful misconduct or Mr. Kunde voluntarily terminates his employment with good reason as described in his change in control agreement within 24 months following a change of control of the Company, Mr. Kunde is entitled to receive a change of control payment calculated in the same manner as described above for Mr. Smith, but excluding the potential additional $1,750,000 payment to Mr. Smith. Mr. Kunde receives a base salary of $185,850 and he is eligible to receive an annual performance-based bonus up to 75% of his annual base salary, determined at the discretion of the Board or the Compensation Committee.

Mr. Wachter is party to an at-will employment agreement, dated July 19, 1999. He receives a base salary of at least $ 191,227 and he is eligible to receive an annual performance-based bonus up to 75% of his annual base salary, determined at the discretion of the Board or the Compensation Committee. In the event of a change of control of the Company, all of Mr. Wachter’s stock options will immediately vest and become exercisable. In addition, Mr. Wachter is party to a severance agreement that provides for a continuation of Mr. Wachter’s salary and benefits for a period of one year upon termination of Mr. Wachter’s employment by the Company without cause or upon Mr. Wachter’s resignation or constructive termination following a change in control of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report is provided by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors on remuneration of certain executive officers of the Company, including the executive officers named in the Summary Compensation Table set forth in this Proxy Statement (such named executives, the “Named Executive Officers”). The Compensation Committee met four times in fiscal year 2005.

Executive Compensation Philosophy.   The Board of Directors believes that compensation paid to executive officers should be aligned with the Company’s efforts to reach its short and long term goals and should facilitate the Company in attracting and retaining qualified and motivated executives. Based on this philosophy, it is the view of the Board that compensation for executive officers should consist of a combination of salary, cash bonuses, equity awards and other employment benefits. In addition, the Company has employment agreements and change of control agreements, as the case may be, with Messrs. Smith, Boyd, Kunde and Wachter, which are discussed above.

Chief Executive Compensation.   The base salary and annual bonus paid to Mr. Smith for 2005 is shown in the Summary Compensation Table included above. Mr. Smith’s base salary as our Chief Executive Officer is based upon his business experience, individual performance and the salary levels paid to chief executive officers of similarly sized companies in our industry. Mr. Smith was also granted options to purchase our stock, as shown in the table entitled Option Grants in Fiscal 2005. In determining Mr. Smith’s compensation, the Compensation Committee considered the factors described above, as well as the following additional factors: (1) his role in leading the company to strong financial results; (2) his leadership in driving and managing growth initiatives and building organic growth capability; (3) his actions to ensure that the company continues to have strong relationships with its suppliers and vendors, as well as its customers and employees; and (4) his leadership in improving the company’s culture and diversity.

Salary and Cash Compensation.   The Compensation Committee reviews base salaries for executive officers on an annual basis and increases are based upon comparison with Company peer group pay levels, individual performance and level of responsibility. The Compensation Committee set 2005 executive salaries at levels consistent with these criteria. Based on the Compensation Committee’s evaluation of the factors above, the Compensation Committee approved the annual base salary of $400,000 for Mr. Smith, the Company’s President and Chief Executive Officer, and a base salary of $265,600 for Mr. Boyd, the Company’s Chief Financial Officer.

Bonus.   During 2005, the Company’s executives are eligible to receive cash bonuses pursuant to the terms of their employment agreements or as otherwise determined pursuant to the Company’s bonus plan. All employees of the Company are eligible to participate in the bonus plan. The Compensation Committee views cash bonuses as a means of tying a portion of each participant’s compensation to the Company’s operating and financial performance. The Company’s bonus plan bases bonus payments for all employees, including executives, on attainment of revenue, EBITDA, and free cash flow objectives.

Stock Options.   The Board of Directors believes that equity-based compensation causes Company executives to have an ongoing stake in the long-term success of the Company. The 2002 Stock Incentive Plan (“the 2002 Plan”) was designed to optimize the Company’s profitability and growth over the longer term. In 2005, the Compensation Committee considered the value of options awarded to comparable positions in peer group companies, individual and Company performance, the number of options currently held by the officers,  the allocation of overall share usage attributed to executive officers and the historic relative proportion of long-term incentives within the total compensation mix. Following this analysis, the Compensation Committee in 2005 recommended that stock options be granted to all employees based upon their pay grade.

Long-Term Incentive Compensation

As of December 31, 2005, the Company was authorized to grant awards under its 2002 Plan. The 2002 Plan provides for grants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards and other stock-based awards to its employees, former employees, officers, directors, and consultants. The purpose of the 2002 Plan is to enable the Company to attract, retain and reward the best-available persons, to provide participants with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services of the Company.

Options and restricted stock awards are typically subject to vesting over four years, with 20% of the award vested on the grant date, and 20% of the award vesting on each subsequent anniversary of the grant date. The options have ten-year terms and are granted at or above fair market value as determined by the Board of Directors.

On an annual basis, the Compensation Committee reviews and approves the amount of each executive’s stock option grant. In making its determinations, the Committee considers factors such as market data, the results achieved by the executive for the prior year, the executive’s base salary, and the Committee’s appraisal of the future potential of long-term contributions of the executive. An appraisal of the executive from the Company’s Chief Executive Officer is also taken into consideration.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the Company’s federal income tax deduction for certain executive compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. The $1,000,000 deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of a named executive officer exceeds $1,000,000, it may not be fully deductible for federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

Summary

Through the design and management of the Company’s executive compensation policies, as described above, the Compensation Committee believes total compensation of the Company’s executives is linked directly to Company financial performance and stockholder return. In the future, the Committee anticipates that it will continue to emphasize performance-based and stock-based compensation that is consistent with both individual executive performance and that links management and stockholder interests.

The Compensation Committee

Mark E. Nunnelly

James P. TenBroek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005:

•       The Compensation Committee was comprised of Messrs. Nunnelly, TenBroek and Van Genderen. Mr. Van Genderen resigned on April 29, 2005;

•       None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•       None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

•       None of the Company’s executive officers served on the Compensation Committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•       None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•       None of the Company’s executive officers served on the Compensation Committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides summary information regarding beneficial ownership of our outstanding capital stock as of March 1, 2006, for:

•       each person or group who beneficially owns more than 5% of our capital stock on a fully diluted basis;

•       each of the executive officers named in the Summary Compensation Table;

•       each of our directors and nominees to become a director; and

•       all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of Common Stock held by them. Shares of

Common Stock subject to options currently exercisable or exercisable within the period 60 days after March 1, 2006, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Unless otherwise noted, the address for each director and executive officer is c/o Eschelon Telecom, Inc., 730 Second Avenue South, Suite 900, Minneapolis, MN 55402.

Name of Beneficial Owner	Number		Percentage
5% Stockholders:
Bain Capital Fund VI, L.P.	3,748,592	(1)	25.46%
Wind Point Partners IV, L.P.	2,998,070	(2)	20.37
Directors and Executive Officers:
Clifford D. Williams	198,618	(3)	1.33
Richard A. Smith	159,022	(4)	1.07
Marvin C. Moses	70,444	(5)	*
James P. TenBroek	2,998,070	(6)	20.37
Mark E. Nunnelly	3,748,592	(7)	25.46
Ian K. Loring	3,748,592	(8)	25.46
Louis L. Massaro	5,000	(9)	*
Geoffrey M. Boyd	54,252	(10)	*
Steven K. Wachter	21,358	(11)	*
David A. Kunde	27,161	(12)	*
All Current Directors and Executive Officers as a Group (12 persons)	7,445,176	(13)	49.15%

*                    Denotes less than 1% beneficial ownership

(1)          Includes 401,975 shares of stock owned by BCIP Associates II, 151,649 shares of stock owned by BCIP Associates II-C, 68,812 shares of stock owned by BCIP Trust Associates II, 87,106 shares of stock owned by BCIP Associates II-B, 41,778 shares of stock owned by BCIP Trust Associates II-B, and 1,243 shares of stock owned by Sankaty High Yield Asset Partners, L.P., affiliates of Bain Capital Fund VI, L.P. Also includes 9,730 shares of stock owned by PEP Investments PTY Ltd., 29,673 shares of stock owned by Randolf Street Partners IV, L.P., and 37,552 shares of stock owned by RGIP, LLC. Bain Capital Fund VI. L.P. disclaims beneficial interest in those shares except to the extent of its pecuniary interest in each entity. Bain Capital’s address is Two Copley Place, 7th Floor, Boston, MA 02116.

(2)          Includes 10,980 shares of stock owned by Wind Point Associates IV, L.P. and 22,277 shares of stock owned by Wind Point Executive Advisor Partners, L.P., affiliates of Wind Point Partners IV, L.P. Wind Point Partners IV, L.P. disclaims beneficial interest in those shares except to the extent of its pecuniary interest in each entity. Wind Point Partners’ address is One Towne Square, Suite 780, Southfield, MI 48076.

(3)          Includes 196,191 shares of common stock issuable upon exercise of vested options and 2,427 shares of common stock beneficially owned by the C&M Family Limited Partnership, Mr. Williams shares voting and dispositive control over those shares beneficially owned by the C&M Family Limited Partnership and disclaims beneficial interest in those shares except to the extent of his pecuniary interest.

(4)          Includes 159,022 shares of common stock issuable upon exercise of vested options.

(5)          Includes 39,164 shares of restricted stock issuable once fully vested, 22,263 shares of stock beneficially owned by the Marvin C. Moses Trust and 9,017 shares of stock beneficially owned by the Moses

Family Limited Partnership. Mr. Moses, a director, shares voting and dispositive control over those shares beneficially owned by the Marvin C. Moses Trust and the Moses Family Limited Partnership and disclaims beneficial interest in those shares except to the extent of his pecuniary interest. The address of Mr. Moses is P.O. Box 6506, Snowmass Village, CO 81615.

(6)          Includes 2,998,070 shares of stock beneficially owned by Wind Point Partners IV, L.P. Mr. TenBroek, a director, is a managing director of Wind Point Partners IV, L.P. Mr. TenBroek shares voting and dispositive control over shares beneficially owned by Wind Point Partners IV, L.P. and disclaims beneficial interest in those shares except to the extent of his pecuniary interest. Mr. TenBroek’s address is c/o Wind Point Partners, One Towne Square, Suite 780, Southfield, MI 48076.

(7)          Includes 3,748,592 shares of stock beneficially owned by Bain Capital Fund VI, L.P. Mr. Nunnelly, a director, is a managing director and member of Bain Capital Investors, LLC. Bain Capital Investors serves as the general partner of Bain Capital Partners VI, L.P., which is the general partner of Bain Capital Fund VI, L.P. Bain Capital Investors is also managing partner of each of BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B and BCIP Associates II-C. Mr. Nunnelly shares voting and dispositive control over shares owned by these entities and disclaims beneficial interest in such shares except to the extent of his pecuniary interest. Mr. Nunnelly’s address is c/o Bain Capital Fund VI, L.P., Two Copley Place, 7th Floor, Boston, MA 02116.

(8)          Includes 3,748,592 shares of stock beneficially owned by Bain Capital Fund VI, L.P. Mr. Loring, a director, is a managing director of Bain Capital Investors, LLC. Bain Capital Investors serves as the general partner of Bain Capital Partners VI, L.P., which is the general partner of Bain Capital Fund VI, L.P. Bain Capital Investors is also managing partner of each of BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B and BCIP Associates II-C. Mr. Loring shares voting and dispositive control over shares owned by these entities and disclaims beneficial interest in such shares except to the extent of his pecuniary interest. Mr. Loring’s address is c/o Bain Capital Fund VI, L.P., Two Copley Place, 7th Floor, Boston, MA 02116.

(9)          Includes 5,000 shares of common stock issuable upon the exercise of vested options.

(10)   Includes 18,778 shares of common stock issuable upon exercise of vested options and 35,474 shares of common stock.

(11)   Includes 9,532 shares of common stock issuable upon the exercise of vested options, 574 shares of unvested restricted stock and 11,252 shares of common stock.

(12)   Includes 16,036 shares of common stock issuable upon the exercise of vested options, 876 shares of unvested restricted stock and 10,249 shares of common stock.

(13)   The aggregate number of options exercisable within 60 days of March 1, 2006, for all executive officers and directors is 427,698.

PERFORMANCE GRAPH

The Company began trading shares of its Common Stock on Nasdaq on August 4, 2005. The chart below compares the relative changes in the cumulative total return of the Company’s Common Stock for the period August 4, 2005 - December 31, 2005, against the cumulative total return of the (1) The Standard & Poors 500 (S&P 500) Index and (2) an industry peer group consisting of Cbeyond Communications, Inc., U.S. LEC Corp., ITC^DeltaCom, Inc., Mpower Communications, Corp., Time Warner Telecom, Inc. and XO Communications, Inc. for the same period.

The chart below assumes $100 was invested on August 4, 2005 in our Common Stock, the S&P 500 Index and the industry peer group, with dividends, if any, reinvested.

*$100 invested on 8/4/05 in stock or on 7/31/05 in index-including reinvestment of dividends.
Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment and Change of Control Agreements

We have employment agreements with certain of our named executive officers as described in “Proposal No. 1—Employment and Change of Control Agreements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its records and other information, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers for 2005 were timely met other than a Form 4 filed late by Mr. Williams on October 4, 2005 and a Form 3 filed late by Mr. Massaro on August 1, 2005.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2006. In making this appointment, the Audit Committee considered whether the audit and non-audit services Ernst & Young LLP provides are compatible with maintaining the independence of our outside auditors. The Audit Committee has adopted a policy which set forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained. The policy requires an individual review by the committee in advance of each service to be provided by Ernst & Young LLP.

In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will review its future selection of auditors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Fees and Services of Ernst & Young LLP

The following table summarizes fees billed to the Company by Ernst & Young LLP during fiscal years 2005 and 2004:

	Fees
Service	2005	2004
	($ in thousands)
Audit Fees	738,350	405,494
Audit-Related Fees(1)	16,600	20,300
Tax Fees(2)	—	90,940
Total	754,950	516,734

(1)          Audit-related fees are for assurance services for our 401(k) employee benefit plan and reviews of acquisition targets.

(2)          Tax fees are for tax compliance and planning services related to our federal and state income tax returns.

The Audit Committee is responsible for appointing our independent registered public accounting firm and overseeing the services it provides to us. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm.

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Recommendation of the Board of Directors:

The Board recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 3
APPROVAL OF THE AMENDMENT TO THE 2002 PLAN

The Company’s 2002 Plan is proposed to be amended as described below. Approval of the amendment requires the affirmative vote of a majority of the votes cast by holders of the Common Stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

Abstentions from voting on the amendment shall have the effect of a vote against the amendment. Broker non-votes will not be considered present for purpose of calculating a majority and, therefore, will have no effect on the outcome of the vote. Pursuant to Nasdaq Rules, a broker may not vote on the adoption of or a material amendment to an equity compensation plan without instruction from the beneficial owner of the shares held by such broker.

Eschelon 2002 Plan

Effective as of November 21, 2002, we adopted the 2002 Plan, subsequently ratified by stockholders on December 19, 2002, authorizing the grant of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted or unrestricted stock awards, phantom stock, performance awards and other stock-based awards (collectively, the “Awards”) to our employees, former employees, officers, directors, and consultants. A detailed discussion of the 2002 Plan is set forth in “Proposal No. 1—Equity Plan Information.”

The Board of Directors has recommended stockholder approval of adoption of the amendment of the 2002 Plan in the form of the Amendment to the 2002 Stock Incentive Plan of the Company (the “Amended Plan”), which is attached hereto as Exhibit B in order to increase by 1,000,000 the number of shares available for grant under the 2002 Plan, thereby increasing the current 154,079 shares available for grant under the 2002 Plan to 1,154,079 shares of Common Stock available for grant under the Amended Plan.

As of December 31, 2005, a total of 1,199,176 shares were subject to outstanding stock options and restricted stock held by approximately 1,100 participants under the 2002 Plan. On December 30, 2005 the closing price of the Company’s Common Stock on Nasdaq was $14.05 per share.

We currently maintain only the 2002 Plan, which has been approved by our stockholders. The following table provides information as of December 31, 2005 about outstanding options and shares reserved for future issuance under the 2002 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2002 Stock Incentive Plan)	1,167,490	$4.12	154,079
Equity compensation plans not approved by security holders	—	—	—
Total	1,167,490	$4.12	154,079

Reasons for adopting the Amended Plan

We rely on equity-based incentives as an essential part of the compensation package necessary to attract and retain qualified and key personnel, and the Board has determined that the proposed increase in the number of shares available under the 2002 Plan is advisable and essential to allow us to continue to provide long-term, equity-based incentives to our present and future non-employee directors, employees and consultants, thereby continuing to align the interests of such directors, employees and consultants with those of the stockholders.

Certain Federal Income Tax Consequences

The tax consequences of the Amended Plan under current federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the Amended Plan, and is intended for general information only. State and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options.   For federal income tax purposes, an optionee generally will not recognize taxable income at the time a nonqualified stock options (an “NQSO”) is granted under the Amended Plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of an NQSO. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options.   An optionee generally will not recognize taxable income either at the time an incentive stock option (an “ISO”) is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired by the exercise of an ISO, the optionee will recognize taxable income. If stock acquired by the exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If these holding period requirements are not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights.   No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, cash or the fair market value of the shares received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock.   A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made by the participant under Section 83(b) of the Code. If an election is made under Section 83(b) of the Code with respect to qualifying restricted stock, the participant generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price and the Company will be entitled to a deduction for the same amount. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price thereof.

Phantom Stock.   A participant who has been granted phantom stock generally will not recognize taxable income at the time of grant. Phantom stock is taxed at its maturity when either cash or shares of Common Stock are paid to the holder of the phantom stock. At that time the holder of the phantom stock will have ordinary income equal to the cash received or the fair market value of the Common Stock delivered. The Company generally will be entitled to a deduction with respect to the amount of ordinary income recognized by the holder of the phantom stock.

Performance Awards.   A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.   A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) Limitation.   In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the Amended Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the Amended Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the preestablished objective performance goals described above.

Amended Plan Benefits

The benefits, amounts and values to be received by the named executive officers, individually and as a group, the non-executive directors as a group and by other employees of the Company as a group under the Amended Plan are not determinable.

Unless marked otherwise, proxies received will be voted “FOR” the adoption of the Amended Plan.

Recommendation of the Board of Directors:

The Board recommends a vote “FOR” approval of the Amended Plan.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders must be received by J. Jeffery Oxley, Executive Vice President, Law & Policy, General Counsel and Secretary, Eschelon Telecom, Inc., 730 Second Avenue South, Suite 900, Minneapolis, MN 55402, no later than December 2, 2006.

The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing not less than 120 calendar days in advance of the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. These stockholder notices must set forth certain information specified in the Company’s Bylaws.

OTHER MATTERS

The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of the Company’s 2005 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended December 31, 2005 on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Eschelon Telecom, Inc., Attn: Investor Relations, 730 Second Avenue South, Suite 900, Minneapolis, MN 55402. Stockholders may also obtain a copy of the Form 10-K by accessing the Company’s website at www.eschelon.com.

By Order of the Board of Directors

J. Jeffery Oxley, Executive Vice President, Law & Policy, General Counsel and Secretary

March 31, 2006
Minneapolis, MN

APPENDIX A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of ESCHELON TELECOM, INC.

Organization

The Board of Directors shall appoint an Audit Committee (the “Committee”) comprising such number of members as shall be required by the applicable stock exchange and SEC rules and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. At such time as the Company is subject to the independent requirements of the applicable stock exchange and SEC rules, the Committee shall be comprised entirely of independent directors of the Board. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in the applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act.

Each member of the committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by SEC rules.

The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent auditor. The Committee shall report regularly to the Board of Directors with respect to its activities.

Purpose

The purpose of the Committee shall be to:

•       Provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: (i) the integrity of the company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) and the performance of the Company’s internal audit function and independent auditors;

•       Prepare the Audit Committee report that SEC proxy rules require to be included in the Company’s annual proxy statement.

The Committee shall retain and compensate such outside legal, accounting, or other advisors, as it considers necessary in discharging its oversight role.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

Duties and Responsibilties

The Committee has the responsibility and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the implementation and maintenance of internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and, when applicable, internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•       The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the listed issuer, and the independent auditors must report directly to the Committee.

•       At least annually, the Committee shall obtain and review a report by the independent auditors describing: (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (to assess the auditors’ independence).

•       After reviewing the foregoing report and the independent auditors’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management and the Company’s personnel responsible for the internal audit function.

•       The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•       The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•       The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

•       The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office relating to problems or difficulties encountered with respect to significant auditing or accounting issues; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

•       The Committee shall review and discuss the quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•       The Committee shall review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes the company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any specific remedial actions adopted in light of material control deficiencies (ii) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (iii) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; (iv) consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

•       The Committee shall receive and review a report from the independent auditors, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent auditors and management.

•       The Committee shall review and approve all related party transactions.

•       On a quarterly basis, the Committee shall review and discuss with management earnings press releases, as well as financial information.

•       When required by the SEC rules, the Committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment.

•       When required by the SEC rules, he Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC.

•       The Committee shall review the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code of conduct and programs to monitor compliance with such programs. The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•       The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•       The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•       The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

•       The Committee shall determine the appropriate funding needed by the Committee for payment of: (1) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report of performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•       The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

•       The Committee shall review and reassess the charter at least annually and obtain the approval of the board of directors.

APPENDIX B

AMENDMENT TO 2002 STOCK INCENTIVE PLAN
of ESCHELON TELECOM, INC.

WHEREAS, the Corporation sponsors the 2002 Stock Incentive Plan (the “Plan”);

WHEREAS, in order to strengthen the Corporation’s ability to attract, retain and reward the best-available persons and to provide key people with incentives to improve stockholder value, it would be in the Company’s best interest to amend the Plan to increase the number of authorized shares which may be issued pursuant to awards granted under the Plan;

WHEREAS, pursuant to Section 7(g) of the Plan, the Corporation, by action of its Board of Directors, is authorized to amend the Plan;

NOW, THEREFORE, BE IT RESOLVED, that effective February 22, 2006, the following amendment to the Plan be and hereby is adopted to increase the number of authorized shares which may be issued pursuant to awards granted under the Plan to 2,632,414 shares:

Section 4 shall be replaced with the following:

Shares Available for the Plan

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 2,632,414 shares of Common Stock.  The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan.  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

RESOLVED FURTHER, that all remaining terms and provisions of the Plan shall remain in force and effect.

B-1

ESCHELON TELECOM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
THURSDAY, MAY 18, 2006 AT 3:00 P.M.

The undersigned holder of common stock, par value $0.01, of Eschelon Telecom, Inc. (the “Company”) hereby appoints Richard A. Smith and J. Jeffery Oxley, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 18, 2006 at 3:00 p.m. local time, at the Minneapolis Club, 729 2nd Avenue South, Minneapolis, MN 55402, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

(SEE REVERSE SIDE)

(Reverse)

Annual Meeting of Stockholders
ESCHELON TELECOM, INC.

May 18, 2006

☒                                    Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” the Proposals.

1.                                       PROPOSAL NO. 1 – Election of Directors

☐	FOR all nominees listed below (except as marked to the contrary).

☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:    Richard A. Smith, Clifford D. Williams, Louis L. Massaro, Marvin C. Moses, Mark E. Nunnelly, Ian K. Loring and James P. TenBroek.

(INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the “FOR” box and write that nominee’s name in the space provided below.)

2.                                       PROPOSAL NO. 2 – Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2006

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                                       PROPOSAL NO. 3 – Approval of Amendment to the 2002 Stock Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.                                       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the Proposals are fully explained.

Signature:	Date:	Signature (if held jointly):	Date:

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign

(Reverse)

in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.